As Filed with the Securities and Exchange Commission on January 27, 1998.
                                               Registration Number 333-
------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                         WINNERS ALL INTERNATIONAL, INC.
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)

           Delaware                                          13-3545304
-------------------------------                        ----------------------
(State or other jurisdiction of                            (IRS Employer
incorporation or organization)                         Identification Number)

                         3475 Sheridan Street, Suite 301
                            Hollywood, Florida 33021
                           Telephone:  (954) 964-5553
                     ---------------------------------------
                     (Address of principal executive offices)

                          Winners All International, Inc.
                 1998 Employee and Consultant Stock Option Plan
                 ----------------------------------------------
                            (Full title of the Plan)

                              Alfred V. Greco, P.C.
                          666 Fifth Avenue (14th Floor)
                            New York, New York 10103
                           Telephone:  (212) 246-6550
            ----------------------------------------------------------
            (Name, address and telephone number of agent for service.)

                         CALCULATION OF REGISTRATION FEE

                                    Proposed      Proposed
                                    maximum       maximum
 Title of                           offering      aggregate    	Amount of
 securities to     Amount to be     price per     offering      registration
 be registered     registered       share (a)     price (a)     fee (a)
 --------------    ------------     ---------     ----------    ------------
 Common Stock
 $.01 par value     3,000,000         $.75        $2,250,00        $775.80

 (a)  estimated solely for purposes of computing filing fee.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1:  Plan Information.

The information required by Part I is included in documents to be sent or given to the participants.


ITEM 2:  Registration Information and Employee Plan Annual Information.

Upon written or oral request, Winners All International, Inc., a Delaware corporation (the "Registrant") will provide, without charge, a copy of all documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are incorporated by reference in the Section 10(a) Prospectus, and all other documents required to be delivered to employees pursuant to Rule 428(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). All requests should be made to Winners All International, Inc., attn: Howard Weiser, President, 3475 Sheridan Street, Suite 301, Hollywood, Florida 33021, telephone number (954)964-5553.


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3:  Incorporation of Documents by Reference.

The following documents, which are on file with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

(a) Annual Report on Form 10-KSB for the Fiscal Year Ended December 31, 1996.

(b) Quarterly Report on Form 10-QSB/A for the Period Ended September 30, 1997.

(c) Quarterly Report on Form 10-QSB for the Period Ended September 30, 1997.

(d) Quarterly Report on Form 10-QSB for the Period Ended June 30, 1997.

(e) Quarterly Report on Form 10-QSB for the Period Ended March 31, 1997.

(f) Form 8-K dated October 23, 1997.

(g) Form 8-K dated July 16, 1997.

(h) Form 8-K dated February 17, 1997.

(i) The description of the Common Stock which is contained in the registration statements filed under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicate that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.


ITEM 4:  Description of Securities.
              N/A


ITEM 5:  Interests of Named Experts and Counsel.
              N/A


ITEM 6:  Indemnification of Directors and Officers.

The Registrant's Certificate of Incorporation generally provides for the maximum indemnification of a corporation's officers and directors as permitted by law in the State of Delaware. Delaware law empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except in the case of an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including amounts paid in settlement and attorney's fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for which expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonably incurred by him or her in connection with the defense. Any indemnification under this section, unless ordered by a court or advanced pursuant to this section, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the board of directors by majority vote or a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The certificate of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) does not exclude any other rights to which a person seeking indemnification or advancement or expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court pursuant to this section or for the advancement of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.


ITEM 7:  Exemption From Registration Claimed.
              N/A

ITEM 8:  Exhibits.

4.1     1998 Employee and Consultant Stock Option Plan.

4.2     Form of Stock Option between the Registrant and grantee.

5.1     Opinion of Alfred V. Greco, P.C.

23.1    Consent of Alfred V. Greco, P.C. (Consent included in Exhibit 5.1).

23.2    Consent of Joel S. Baum, CPA.


ITEM 9:  Undertaking.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(1)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement;

          (iii) To include any additional or changed material information on the plan of distribution;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the Registrant under the Exchange Act.

     (2) That, for determining liability under the Securities Act, to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida on January 26, 1998.

WINNERS ALL INTERNATIONAL, INC.


By: /s/ Howard Weiser
    -------------------------------
    Mr. Howard Weiser
    President, Chairman of the Board and Secretary


Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacity(ies) and on the dates indicated.

  Name and Capacity(s)                                        Date
------------------------                                ----------------


/s/ Howard Weiser                                       January 26, 1998
------------------------
Mr. Howard Weiser
President, Chairman of
the Board and Secretary


/s/ Edgar M. Reynolds                                   January 26, 1998
------------------------
Mr. Edgar M. Reynolds
Vice President, Director
and Treasurer


/s/ David M. Goldblatt                                  January 26, 1998
------------------------
Mr. David M. Goldblatt
Director



/ /                                                     January 26, 1998
------------------------
Mr. Charles Gargano
Director

EXHIBIT 4.1
-----------


                       WINNERS ALL INTERNATIONAL, INC.

                1998 EMPLOYEE AND CONSULTANT STOCK OPTION PLAN


                                   SECTION 1
                                   ---------

                                   PURPOSES
                                   --------

   WINNERS ALL INTERNATIONAL, INC. (the "Company") desires to afford certain of its key employees, officers and consultants who are responsible for the continued growth of the Company an opportunity to acquire a proprietary interest in the Company, and thus to create in such individuals a greater concern for the welfare of the Company and its subsidiaries.

The Company, by means of this Employee and Consultant Stock Option Plan (the "Plan"), seeks to retain the services of persons now holding key positions and to secure the services of persons capable of filling such positions.

The stock options offered pursuant to the Plan are a matter of separate inducement and are not in lieu of any salary or other compensation for the services of any key employee or consultant.

The stock options granted under the Plan are intended to be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or options that do not meet the requirements for incentive stock options.

                                   SECTION 2
                                   ---------

                                  DEFINITIONS
                                  -----------

As used in the Plan, the following terms shall have the meanings set forth below:

    (a) "Administrator" shall mean the Board of Directors or a committee of the Board of Directors of the Company designated by such Board to administer the Plan, which shall consist of not less than two (2) "Non-Employee Directors," as such term is defined in Rule 16b-3 (b)
         (3) (I) promulgated under the Securities Exchange Act of 1934, as amended, each having the requisite qualifications thereunder to satisfy the requirements of Rule 16b-3.

    (b) "Affiliate" shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest.

    (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

    (d) "Company" shall mean "WINNERS ALL INTERNATIONAL, INC.", a Delaware corporation.

    (e) "Eligible Person" shall mean any employee, officer or consultant providing services to the Company or any Affiliate who the Administrator determines to be an Eligible Person. A director of the Company who is not also an employee of the Company or an Affiliate shall not be an Eligible Person.

    (f) "Fair Market Value" shall mean the closing "bid" price of the Company's Shares on the date in question as quoted on the Electronic Bulletin Board of the National Association of Securities Dealers or its Automated Quotation System ("NASDAQ") or any successor national stock exchange on which the common stock is then traded, provided, however, that if on the date in question there is no public market for the Company's Shares and they are neither quoted on "NASDAQ" nor traded on a national securities exchange, then the Administrator shall, in its sole discretion and best judgment, determine the Fair Market value.

    (g) "Incentive Stock Option" shall mean an option granted under the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

    (h) "Non-Qualified Stock Option" shall mean an option granted under the Plan that is not intended to be an Incentive Stock Option.

    (i) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

    (j) "Option Agreement" shall mean any written agreement, contract or document evidencing any Option granted under the Plan.

    (k) "Participant" shall mean an Eligible Person designated to be granted an Option under the Plan.

    (l) "Person" shall mean any individual, corporation, partnership, association, limited liability company, association or trust.

    (m) "Plan" shall mean this 1998 Employee and Consultant Stock Option Plan, as amended from time to time.

    (n) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

    (o) "Shares" shall mean shares of common stock, $.01 par value, of the Company.


                                   SECTION 3
                                   ---------

                                ADMINISTRATION
                                --------------

The Plan shall be administered by the Administrator. Subject to the express provisions of the Plan and to applicable law, the Administrator shall have full power and authority to:

    (a) designate Participants;

    (b) determine the types of Options (e.g., whether Incentive Stock Options or Non-Qualified Stock Options) to be granted to each Participant under the Plan;

    (c) determine the number of Shares to be covered by each Option;

    (d) determine the terms and conditions of any Option Agreement;

    (e) amend the terms and conditions of any Option Agreement and accelerate the exercisability of Options covered thereunder;

    (f) determine whether, to what extent and under what circumstances Options may be exercised in cash, shares, cancellation of indebtedness of the Company owing to the optionee, other securities, other property, or any combination thereof, or or canceled, forfeited or suspended;

    (g) determine whether, to what extent and under what circumstances Options shall be deferred either automatically or at the election of the holder thereof or the Administrator;

    (h) interpret and administer the Plan and any instrument or Option Agreement relating to, or Option granted under the Plan;

    (i) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

    (j) make any other determination and take any other action that it deems necessary or desirable for the administration of the Plan.

Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Option shall be within the sole discretion of the Administrator, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Option granted under the Plan and any employee of the Company or any Affiliate.


                                   SECTION 4
                                   ---------

                      AVAILABLE SHARES SUBJECT TO OPTION
                      ----------------------------------

    (a) SHARES AVAILABLE. The total number of Shares for which Options may be granted pursuant to the Plan shall be 3,000,000 Shares in the aggregate, subject to adjustments as provided in Section 4(C). If any Shares covered by an Option or to which an Option relates are not purchased or are forfeited, or if an Option otherwise expires, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Option, to the extent of any such forfeitures or terminations, shall again be available for Options under the Plan.

    (b)  ACCOUNTING FOR SHARES COVERED BY AN OPTION.  For purposes of this
         Section 4, the number of Shares covered by an Option shall be counted on the date of grant of such Option against the aggregate number of Shares available for granting Options under the Plan.

    (c) ADJUSTMENTS. In the event that the Administrator shall determine that any dividend or other distribution (whether in the form of cash, shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company or other similar rights to purchase shares or other securities of the Company or other similar corporation transaction or event affects the Shares subject to Option grants under the Plan such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of (i) the number of Shares which may thereafter be made the subject of Options; (ii) the number of Shares subject to outstanding Option awards; (iii) the purchase or exercise price with respect to any Option, provided, however, that the number of Shares covered by an Option or to which such Option relates shall always be a whole number.

    (d) INCENTIVE STOCK OPTIONS. Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 750,000 subject to adjustment as provided in the Plan and Section 422 or 424 of the Code or any successor provisions.


                                   SECTION 5
                                   ---------

                                  ELIGIBILITY
                                  -----------

Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Option and the terms of any Option, the Administrator may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Administrator, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees) and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code or any successor provision.


                                   SECTION 6
                                   ---------

                                 OPTION AWARDS
                                 -------------

The Administrator is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Administrator shall determine:

    (a) EXERCISE PRICE. The purchase price per Share purchasable under an Option shall be determined by the Administrator, provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option provided further, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time such Option is granted, owns Shares of the Company or shares of any subsidiary corporation or parent corporation of the Company which possesses more than 10% of the Company or of any subsidiary corporation or parent corporation of the Company (hereinafter, a "10% Shareholder"), the purchase price for each Share shall be such amount as the Administrator in its best judgment shall determine to be not less than 110% of the Fair Market Value per Share at the date the Incentive Stock Option is granted.
         In determining stock ownership of a Participant for any purposes under the Plan, the rules of Section 424(d) of the Code shall be applied, and the Administrator may rely on representations of fact made to it by the Participant and believe it to be true.

    (b) OPTION TERM. The term of each Option shall be fixed by the Administrator which in any event shall not exceed a term of ten (10) years from the date of the grant, provided, however, that the term of any Incentive Stock Option granted to any 10% Shareholder shall not be exercisable after the expiration of five (5) years from the date such Incentive Stock option was granted.

    (c) MAXIMUM GRANT OF INCENTIVE STOCK OPTIONS. The aggregate Fair Market Value (determined on the date the Incentive Stock Option is granted) of Shares subject to an Incentive Stock Option (when first exercisable) granted to a Participant by the Administrator in any calendar year shall not exceed $100,000.

    (d) TIME AND METHOD OF EXERCISE. Subject to the provisions of the Plan, the Administrator shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods which shall consist of cash, shares, cancellation of indebtedness of the Company owing to the optionee, other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

    (e) LIMITS ON TRANSFER OF OPTIONS. No Option shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Administrator, a Participant may, in the manner established by the Administrator, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any Shares purchased with respect to any Option upon the death of the Participant. Each Option shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. No Option or Shares underlying any Option shall be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

    (f) RESTRICTIONS; SECURITIES EXCHANGE LISTING. All certificates for Shares delivered upon the exercise of Options under the Plan shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Administrator may cause a legend or legends to be placed on such certificates to make appropriate reference to such restrictions. If the Shares or other securities are traded on a national securities exchange, the Company shall not be required to deliver any Shares covered by an Option unless and until such Shares have been admitted for trading on such securities exchange.

    (g)  TERMINATION OF EMPLOYMENT OR CONSULTANCY.

         (1) Upon termination of the employment or consultancy, as the case may be, of any Participant, an Option previously granted to the Participant, unless otherwise specified herein or by the Administrator in the Option, shall, to the extent not theretofore exercised, not terminate or become null and void:

              (i) If the Participant shall die while in the employ of the Company or during either the three (3) month or one (1) year period, whichever is applicable, specified in clause
                    (ii) below and at a time when such Participant was entitled to exercise an Option as herein provided, the legal representative of such Participant, or such Person who acquired such Option by bequest or inheritance or by reason of the death of the Participant, may, not later than one (1) year from the date of death, exercise such Option, to the extent not theretofore exercised, in respect of any or all of such number of Shares as specified by the Administrator in such Option; and

              (ii) If the employment or consultancy of any Participant to whom such Option shall have been granted shall terminate by reason of the Participant's retirement (at such age or upon such conditions as shall be specified by the Board of Directors), disability (as described in Section 22(e) of the Code) or dismissal by the Company other than for cause (as defined below), and while such Participants entitled to exercise such Option as herein provided, such Participant shall have the right to exercise such Option so granted, to the extent not theretofore exercised, in respect of any or all of such number of Shares as specified by the Administrator in such Option, at any time up to and including: (I) three (3) months after the date of such termination of employment or consultancy in the case of termination by reason of retirement or dismissal other than for cause; and (II) one (1) year after the date of termination of employment or consultancy in the case of termination by reason of disability.

         (2) If a Participant voluntarily terminates his or her employment or consultancy, as the case may be, or is discharged for cause, any Option granted hereunder shall, unless otherwise specified by the Administrator in the Option, forthwith terminate with respect to any unexercised portion thereof.

         (3) If an Option granted hereunder shall be exercised by the legal representative of a deceased or disabled Participant, or by a person who acquired an Option granted hereunder by bequest or inheritance or by reason of death of any such person, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Option.

         (4)  For all purposes of the Plan, the term "for cause" shall mean:

              (i) With respect to a Participant who is a party to a written employment or consultancy agreement with the Company, as the case may be, which contains a "for cause" definition or "cause" (or words of like import) for purposes of termination of employment or consultancy thereunder by the Company, "for cause" or "cause" as defined in the most recent of such agreements; or

              (ii) In all other cases, as determined by the Administrator, in in its sole discretion, that one or more of the following has occurred: (I) any failure by a Participant to substantially perform his or her employment or consultancy duties, as the case may be, which shall not have been corrected within thirty (30) days following written notice thereof; (II) any engaging by such Participant in misconduct or, in the case of an officer Participant, any failure or refusal by such officer Participant to follow the directions of the Company's Board of Directors or Chief Executive Officer of the Company which, in either case, is injurious to the Company or any Affiliate; (III) any breach by a Participant of any obligation or specification contained in the instrument pursuant to which an Option is granted; or (IV) such Participant's conviction or entry of a plea of nolo contendere in respect of any felony, or of a misdemeanor which results in or is reasonably expected to result in economic or reputational injury to the Company or any of its Affiliates.


                                   SECTION 7
                                   ---------

                    AMENDMENT AND TERMINATION;  ADJUSTMENTS
                    ---------------------------------------

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Option Agreement or in the Plan:


    (a) AMENDMENTS TO THE PLAN. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Stock Option, without approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

         (i) Would cause Rule 16b-3 to become unavailable with respect to the Plan;

         (ii) Would violate the rules or regulations of any national securities exchange on which the Shares of the Company are traded or the rules or regulations of the National Association of Securities Dealers, Inc. that are applicable to the Company; or

         (iii) Would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.

    (b) AMENDMENTS TO OPTION GRANTS. The Administrator may waive any conditions or rights of the Company under any outstanding Option grant, prospectively or retroactively. The Administrator may not amend, alter, suspend, discontinue or terminate any outstanding Option grant, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof, except as otherwise herein provided.

    (c) CORRECTION OF DEFECTS, OMISSIONS AND INCONSISTENCIES. The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option in the manner and to the extent it shall deem desirable to carry the Plan into affect.

                                   SECTION 8
                                   ---------

                      INCOME TAX WITHHOLDING; TAX BONUSES
                      -----------------------------------

    (a) WITHHOLDING. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise of any Option, the Administrator, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise of any Option with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than the shares issuable upon exercise of the applicable Option with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

    (b) TAX BONUSES. The Administrator, in its discretion, shall have the authority, at the time of grant of any Option under this Plan or at any time thereafter, to approve cash bonuses to designated Participants to be paid upon their exercise in order to provide funds to pay all or a portion of federal and state taxes due as a result of such exercise. The Administrator shall have full authority in its discretion to determine the amount of any such tax bonus.


                                   SECTION 9
                                   ---------

                              GENERAL PROVISIONS
                              ------------------

    (a) NO RIGHTS TO OPTION GRANTS. No Eligible Person, Participant or other Person shall have any claim to be granted an Option under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Options granted under the Plan. The terms and conditions of Options need not be the same with respect to any Participant or with respect to different Participants.

    (b) OPTION AGREEMENTS. No Participant will have rights under an Option granted to such Participant unless and until a written Option shall have been duly executed on behalf of the Company. Each Option shall set forth the terms and conditions of the Option as granted to a Participant consistent with the provisions of this Plan.

    (c) LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

    (d) NO RIGHT TO EMPLOYMENT. The grant of an Option shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Option.

    (e) GOVERNING LAW. The validity, construction and effect of the Plan or any Option granted hereunder, and any rules and regulations relating to the Plan or any Option granted hereunder, shall be determined in accordance with the laws of the State of Delaware except to the extent preempted by Federal law.

    (f) SEVERABILITY. If any provision of the Plan or any Option is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Option under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the purpose or intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction or Option, and the remainder of the Plan or any Option shall remain in full force and effect.

    (g) SECTION HEADINGS. The section headings included herein are only for convenience, and they shall have no effect on the interpretation of the Plan.


                                   SECTION 10
                                   ----------

                           EFFECTIVE DATE OF THE PLAN
                           --------------------------

The Plan shall be effective on January 1, 1998 (the "Plan Effective Date").




                                   SECTION 11
                                   ----------

                                TERM OF THE PLAN
                                ----------------

Unless the Plan shall have been discontinued or terminated as provided in
Section 7(a), the Plan shall terminate on December 31, 2007. No Option shall be granted after the termination of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Stock Option, any Option theretofore granted may extend beyond the termination of the Plan, and the authority of the Administrator provided for hereunder with respect to the Plan and any Option grants, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond the termination of the Plan.

   IN WITNESS WHEREOF, this Plan has been duly executed at Hollywood, Florida on this 10th day of December, 1997.

WINNERS ALL INTERNATIONAL, INC.

/s/  Howard Weiser
--------------------------
Mr. Howard Weiser
President and
Chairman of the Board

EXHIBIT 4.2
-----------


                                 STOCK OPTION
                                 ------------


   The Board of Directors of Winners All International, Inc. (the "Company") has authorized and approved the 1998 Employee and Consultant Stock Option
Plan (the "Plan"). The Plan provides for the grant of Options to employees including officers and directors and consultants of the Company. Unless otherwise provided herein all defined terms shall have the respective meanings ascribed to them under the Plan.


1. GRANT OF OPTION. Pursuant to authority granted to it under the Plan, the Administrator responsible for administering the Plan hereby grants to you, as an employee or consultant of the Company and as of ____________, 1998 (the "Grant Date"), the following options ______________________________.
    Each Option permits you to purchase one share of the Company's Common Stock, $.01 par value per share.

2. CHARACTER OF OPTIONS. Pursuant to the Plan, Options granted herein may be Incentive Stock Options or Non-Qualified Stock Options, or both. To the extent permitted under the Plan and by law, such Options shall first be considered Incentive Stock Options.

3. EXERCISE PRICE. The Exercise Price for each Non-Qualified Stock Option granted herein shall be $____________ per share, and the exercise price for each Incentive Stock Option granted herein shall be $_________ per share. It is agreed and determined by the Administrator that the Fair Market Value of the Company's Common Stock subject to the Options herein on the date of grant is $________ per share.

4. PAYMENT OF EXERCISE PRICE. Options represented hereby may be exercised in whole or in part by delivering to the Company your payment of the Exercise Price of the Option(s) so exercised in cash, Shares, cancellation of indebtedness of the Company owing to the optionee, or in such form permitted under the Plan, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price of the relevant Options being exercised.

5. TERMS OF OPTIONS. The term of each Option granted herein shall be for a term of up to ______ (___) years from the Grant Date, provided, however, that the term of any Incentive Stock Option granted herein shall not be exercisable after the expiration of five (5) years from the Grant Date.

6. LIMITS ON TRANSFER OF OPTIONS. The Options granted herein shall not be transferable by you otherwise than by will or by the laws of descent and distribution; provided, however, that you may designate a beneficiary or beneficiaries to exercise your rights and receive any Shares purchased with respect to any Option upon your death. Each Option shall be exercisable during your lifetime only by you or, if permissible under applicable law, by your legal representative. No Option herein granted or Shares underlying any Option shall be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

7.  TERMINATION OF EMPLOYMENT OR CONSULTANCY.

    (a) Upon the termination of your employment or consultancy with the Company, and to the extent not theretofore exercised, your Options shall continue to be valid; provided, however, that:

         (i) If you die while in the employ of the Company or during either the three (3) month or one (1) year period, whichever is applicable, specified in clause (ii) below and at a time when you otherwise would have been entitled to exercise Options as herein provided, your legal representative, or any Person who acquires such Options by bequest or inheritance or by reason of your death, may, not later than one (1) year from the date of death, exercise such Options, to the extent not theretofore exercised, in respect of any or all of such number of Shares; and


         (ii) if your employment or consultancy shall terminate by reason of retirement (at such age or upon such conditions as shall be specified by the Board of Directors), disability (as described in Section 22(c)(3) of the Code) or dismissal by the Company other than for cause (as defined below), and while your are entitled to exercise such Options as herein provided, you shall have the right to exercise such Options as so granted, to the extent not theretofore exercised, in respect of any or all of such number of Shares, at any time up to and including: (I) three (3) months after the date of such termination of employment or consultancy in the case of termination by reason of retirement or dismissal other than for cause; and (II) one
               (1) year after the date of termination of employment or consultancy in the case of termination by reason of disability.

    (b) If you voluntarily terminate your employment or consultancy, or are discharged for cause, any Options granted hereunder shall forthwith terminate with respect to any unexercised portion thereof.

    (c) If any Options granted hereunder shall be exercised by your legal representative if you should die or become disabled, or by any person who acquired any Options granted hereunder by bequest or inheritance or by reason of death of any such person written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Options.

    (d) For all purposes of the Plan, the term "for cause" shall mean "cause" as defined in the Plan or your employment or consultancy agreement with the Company.

8. RESTRICTION; SECURITIES EXCHANGE LISTING. All certificates for shares delivered upon the exercise of Options granted herein shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission ("SEC") and any applicable federal or state securities laws, and the Administrator may cause a legend or legends to be placed on such certificates to make appropriate reference to such restrictions. If the Shares or other securities are traded on a national securities exchange, the Company shall not be required to deliver any Shares covered by an Option unless and until such Shares have been admitted for trading on such securities exchange.

9. AMENDMENTS TO OPTIONS HEREIN GRANTED. The Options granted herein may not be amended without your consent.

10. WITHHOLDING TAXES. As provided in the Plan, the Company may withhold from sums due or to become due to you from the Company an amount necessary to satisfy its obligation to withhold taxes incurred by reason of the disposition of the Shares acquired by exercise of the Options in a disqualifying disposition (within the meaning of Section 421(b) of the Code), or may require you to reimburse the Company in such amount.

Please indicate your acceptance of all the terms and conditions of the Option and the Plan by signing and returning a copy of this Agreement.

Very truly yours,

WINNERS ALL INTERNATIONAL, INC.


______________________________

EXHIBIT 5.1 and EXHIBIT 23.1
----------------------------

                                (ON LETTERHEAD)

                        CONSENT AND OPINION OF COUNSEL
                        ------------------------------


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



         	Re:	Winners All International, Inc. (the "Company")
              Form S-8 Registration Statement


Gentlemen:

The undersigned is required to render an opinion concerning the filing of a Form S-8 Registration Statement registering 3,000,000 shares pursuant to the Company's 1998 Employee and Consultant Stock Option Plan (the "Plan"). In this connection the undersigned has, among other things, reviewed the Plan, the Form S-8 Registration Statement, Prospectus, Form of Option, the minutes and by-laws of the Company, corporate records and other filings with the Securities and Exchange Commission, consulted with the principals of the Company and engaged in such other research and review as deemed applicable and pertinent hereto.

Based upon the results of such inquiry and knowledge and information gleaned from the various documentation, the undersigned is of the opinion that the 3,000,000 shares which are the subject of this registration statement, have been properly and duly reserved for issuance pursuant to the Company's Plan and such shares, issuable upon exercise of options granted pursuant to the Plan by the Company's Board of Directors, when issued upon receipt of payment therefor, will be validly issued, fully paid and nonassesable.

The undersigned hereby consents to the use of its name and all references to this firm in the Form S-8 Registration Statement covering shares reserved under the 1998 Employee and Consultant Stock Option Plan.

Very truly yours,


/s/ Alfred V. Greco
-------------------
Alfred V. Greco, P.C.


January 26, 1998

EXHIBIT 23.2
------------

                               (ON LETTERHEAD)


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                  -----------------------------------------


We consent to the use of our report dated April 30, 1997 on our audit of the financial statements of Winners All International, Inc. as of December 31, 1996 and the two years ended July 31, 1996 and 1995 and to all references to this firm included in the Form 10-KSB for fiscal year ended December 31, 1996 incorporated by reference in the Form S-8 Registration Statement of Winners All International, Inc.



/s/ Joel Baum
-----------------
Joel S. Baum, CPA


January 13, 1998